As filed with the Securities and Exchange Commission on July 14, 1997
                                                       Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM S-8
                          Registration Statement
                                   under
                        The Securities Act of 1933

                       ARTESIAN RESOURCES CORPORATION
          (Exact name of registrant as specified in its charter)

          Delaware                                   51-0002090
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

         664 Churchmans Road
           Newark, Delaware                              19702
 (Address of Principal Executive Offices)               Zip Code

                         Artesian Retirement Plan
                   Artesian Supplemental Retirement Plan
                         (Full title of the plans)

                              Dian C. Taylor
                   Chief Executive Officer and President
                      Artesian Resources Corporation
                            664 Churchmans Road
                        Newark, Delaware  19702
                  (Name and address of agent for service)

                              (302) 453-6900
       (Telephone number, including area code, of agent for service)

                                Copies to:

                        John F. Bales, III, Esquire
                        Morgan, Lewis & Bockius LLP
                           2000 One Logan Square
                  Philadelphia, Pennsylvania  19103-6993
                              (215) 963-5000

                      CALCULATION OF REGISTRATION FEE

                         Proposed maximum
Title of        Amount    offering price    Proposed maximum      Amount of
Securities      to be     per share (2)    aggregate offering   registration
to be         registered                        price               fee
registered(1)

Class A
Non-Voting
Common Stock,  200,000(3)      $17.50        $3,500,000           $1,061
$1.00
par value


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Artesian Retirement Plan and the Artesian Supplemental Retirement Plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to plan interests.
(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices of the Company's Class A Non-Voting Common Stock, as reported on the Nasdaq National Market, of $17.50 per share on July 9, 1997.
(3) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.



                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Artesian Resources Corporation ("Artesian Resources" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

  2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.

  3. The description of the Registrant's shares of Class A Non-Voting Common Stock, $1.00 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 10, filed by the Registrant with the Commission on April 30, 1990 to register such securities under the Exchange Act and in the Registration Statement on Form 8, Amendment No. 1 to Form 10, filed by the Registrant with the Commission on June 14, 1990.

    The following documents filed by the Artesian Retirement Plan and the Artesian Supplemental Retirement Plan (collectively, the "Plans") with the Commission pursuant to the Exchange Act are incorporated in this Registration Statement by reference:

  4. The Artesian Retirement Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1996.

  5. The Artesian Supplemental Retirement Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1996.

    All documents filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

EXPERTS

    The consolidated financial statements and schedule of the Registrant contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 incorporated by reference in this Registration Statement have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the report of said firm, given on the authority of said firm asexperts in accounting and auditing.


Item 4.      DESCRIPTION OF SECURITIES.

      Not applicable.


Item 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


Item 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    A. Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

    B. As permitted by the Delaware General Corporation Law, Artesian Resources has included a provision in its Restated Certificate of Incorporation, as amended (Exhibit 4.1 hereto), that, subject to certain limitations, eliminates the ability of Artesian Resources and its stockholders to recover monetary damages from a director of Artesian Resources for breach of fiduciary duty as a director. Article VIII of Artesian Resources' Bylaws (Exhibit 4.2 hereto) provides for indemnification of Artesian Resources' directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

    C. As authorized by Section 145 of the Delaware General Corporation Law and Article VIII of Artesian Resources' Bylaws, Artesian Resources maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Artesian Resources for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Artesian Resources.


Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.



Item 8.     EXHIBITS.

    The following Exhibits are filed as part of this Registration Statement:

    4.1       Restated Certificate of Incorporation, as amended May 17, 1994 and as amended May 26, 1995. (1)(2)

    4.2       By-Laws. (3)

    5         Opinion of Morgan, Lewis & Bockius LLP. (4)

    23.1      Consent of KPMG Peat Marwick LLP.

    23.2      Consents of Siegfried Schieffer & Seitz, LLP.

    23.3      Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

    24        Power of Attorney (contained on signature page of this
                Registration Statement).



    (1)       Incorporated by reference to the exhibit filed with the
                Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

    (2)       Incorporated by reference to the exhibit filed with the
                Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

    (3)       Incorporated by reference to the exhibit filed with the
                Registrant's Current Report on Form 8-K filed April 27, 1993.

    (4)       In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an Internal Revenue Service ("IRS") determination letter that the Plans are qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plans and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plans.


Item 9.     UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

     1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)     To include any prospectus required by Section 10(a)(3)
                          of the Securities Act of 1933, as amended (the "Securities Act");

               (ii)     To reflect in the prospectus any facts or events
                          arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii)     To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of a Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                  SIGNATURES AND POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware on July 11, 1997.

                             Artesian Resources Corporation


                             By:    /s/ Dian C. Taylor
                                    Dian C. Taylor
                                    Chief Executive Officer and President


    Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware on July 11, 1997.

                             Artesian Retirement Plan

                             By:  Artesian Resources Corporation
                                     Plan Administrator


                             By:    /s/ Dian C. Taylor
                                    Dian C. Taylor
                                    Chief Executive Officer and President


    Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware, on July 11, 1997.

                             Artesian Supplemental Retirement Plan

                             By:  Artesian Water Company, Inc.
                                     Plan Administrator


                             By:    /s/ Dian C. Taylor
                                    Dian C. Taylor
                                    Chief Executive Officer and President





     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dian C. Taylor, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Name                      Title                           Date


/s/ Dian C. Taylor       Chair of the Board, Chief        July 11, 1997
Dian C. Taylor           Executive Officer and President
                         (principal executive officer)

/s/ David B. Spacht      Vice President, Treasurer and Chief
David B. Spacht          Financial Officer (principal
                         financial officer and principal  July 11, 1997
                         accounting officer)

/s/ Kenneth R. Biederman
Kenneth R. Biederman       Director                       July 11, 1997

/s/ John R. Eisenbrey, Jr.
John R. Eisenbrey, Jr.     Director                       July 11, 1997


Ellis D. Taylor            Director

William C. Wyer            Director



                   ARTESIAN RESOURCES CORPORATION

                REGISTRATION STATEMENT ON FORM S-8

                          EXHIBIT INDEX


Exhibit No.

5                  Opinion of Morgan, Lewis & Bockius LLP.

23.1               Consent of KPMG Peat Marwick LLP.

23.2               Consents of Siegfried Schieffer & Seitz, LLP.

23.3               Consent of Morgan, Lewis & Bockius LLP (contained in
                     Exhibit 5).



                                                    Exhibit 5



 July 11, 1997

 Artesian Resources Corporation
 664 Churchmans Road
 Newark, DE  19702-1934

 Re:     Registration Statement on Form S-8

 Gentlemen:

 We have acted as counsel to Artesian Resources Corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of 200,000 shares of Class A Non-Voting Common Stock, $1.00 par value (the "Common Stock"), of the Company pursuant to the Artesian Retirement Plan, as amended (the "Retirement Plan"), and the Artesian Supplemental Retirement Plan, as amended (together with the Retirement Plan, the "Plans"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

 In rendering this opinion, we have examined (i) the Restated Certificate of Incorporation of the Company, as amended May 17, 1994 and May 26, 1995, (ii) the By-Laws of the Company, (iii) the Plans and (iv) resolutions adopted by the Company and pertaining to the Plans and the subject Registration Statement. We have not performed any independent investigation other than the document examination described above.

 Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

 We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

 Very truly yours,


 /s/ Morgan, Lewis & Bockius LLP




                                                   Exhibit 23.1

 Consent of Independent Accountants

 The Board of Directors
 Artesian Resources Corporation

 We consent to the use of our report dated February 14, 1997, except as to note 15 which is as of March 31, 1997, incorporated by reference in this Registration Statement on Form S-8 of Artesian Resources Corporation and subsidiaries, relating to the consolidated balance sheets of Artesian Resources Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 which report appears in the December 31, 1996 annual report on Form 10-K of Artesian Resources Corporation and subsidiaries and to the reference to our firm under the heading "Experts" in the Registration Statement.

 KPMG Peat Marwick LLP
 Wilmington, Delaware
 July 11, 1997





                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT ACCOUNTANTS


 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 1997 appearing on page F-2 of the Annual Report of Artesian Resources Corporation Retirement Plan on Form 11-K for the year ended December 31, 1996.


 SIEGFRIED SCHIEFFER & SEITZ, LLP
 Wilmington, DE
  July 11, 1997



                    CONSENT OF INDEPENDENT ACCOUNTANTS


 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 1997 appearing on page F-2 of the Annual Report of Artesian Resources Corporation Supplemental Retirement Plan on Form 11-K for the year ended December 31, 1996.


 SIEGFRIED SCHIEFFER & SEITZ, LLP
 Wilmington, DE
 July 11, 1997